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                                PRELIMINARY COPY
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                   Form of Proxy for The Todd-AO Corporation

                            THE TODD-AO CORPORATION
                            900 North Seward Street
                          Hollywood, California 90038

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Salah M. Hassanein, Silas R. Cross and Judi M. Sanzo as proxies, each with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, any and all shares of The Todd-AO Corporation's Class A Common Stock and The Todd-AO Corporation's Class B Common Stock held of record by the undersigned on April 10, 2000, at the special meeting of the shareholders of The Todd-AO Corporation to be held on June 9, 2000, or any adjournment or postponement thereof (the "Special Meeting"), hereby revoking all proxies heretofore given with respect to such stock, upon the proposals identified on the reverse side and more fully described in the Notice of Special Meeting of Stockholder and Proxy Statement/Prospectus relating to the Special Meeting, receipt of each of which is hereby acknowledged.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

         IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED ON THE REVERSE SIDE. IF ANY OTHER MATTERS ARE PRESENTED TO THE STOCKHOLDERS FOR A VOTE AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

            (Continued, and to be signed and dated on reverse side)
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1. Proposal to reclassify (the "Reclassification") each share of Class A Common
   Stock and Class B Common Stock of The Todd-AO Corporation ("Todd") into 0.4 of a share of New Todd Class A Common Stock and 0.6 of a share of New Todd Class B Common Stock. The terms of the Reclassification are described in detail in the accompanying Proxy Statement/Prospectus.

  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

2. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 10, 1999, as amended, among AT&T Corp. ("AT&T"), B-Group Merger Corp. ("Merger Sub"), Liberty Media Corporation ("Liberty") and Todd (the "Merger Agreement") pursuant to which (i) Merger Sub will be merged (the "Merger") with Todd, with Todd continuing as the surviving corporation and becoming a member of the Liberty Media Group; (ii) each issued and outstanding share of New Todd Class A Common Stock received in the Reclassification will remain outstanding and continue as one share of Class A Common Stock of the surviving corporation in the Merger; and (iii) each issued and outstanding share of New Todd Class B Common Stock will be converted into and represent the right to receive shares of Class A Liberty Media Group tracking stock at a ratio of 1.0 share of Class A Liberty Media Group tracking stock (on a pre-split basis) for each 2.4 shares of New Todd Class B Common Stock. The terms of the Merger Agreement are described in detail in the accompanying Proxy Statement/Prospectus; and the full text of the Merger Agreement (exclusive of exhibits and schedules) is included as Annex A thereto.

  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

3. Proposal to approve and adopt the Agreement, dated as of February 11, 2000, between Liberty and Todd (the "Post-Merger Business Combinations Agreement") pursuant to which (i) the Liberty Media Group will contribute (the "Todd Contribution"), subject to the consummation of the Merger and the acquisition by the Liberty Media Group of a controlling interest in SounDelux Entertainment Group, Inc. (together with its successors, "SounDelux"), all of the shares of New Todd Class B Common Stock that it acquires in the Merger to SounDelux in exchange for additional shares of voting stock in SounDelux);
   (ii) Todd will issue shares of New Todd Class B Common Stock to SounDelux in exchange for (a) the receipt of 100% of the business and assets of SounDelux (other than shares of New Todd Class B Common Stock received by SounDelux in the Todd Contribution) and (b) the assumption of all of SounDelux's liabilities, except for SounDelux's obligations to its shareholders under their future right to exchange their shares of SounDelux Class A Common Stock for shares of New Todd Class A Common Stock, and (iii) Todd will issue, subject to the consummation of the Merger, shares of New Todd Class B Common Stock in exchange for 100% of the common stock of Four Media Company. The terms of the Post-Merger Business Combinations Agreement are described in detail in the accompanying Proxy Statement/Prospectus and the full text of the Post-Merger Business Combinations Agreement is included as Annex C thereto.

  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

4. Proposal to change Todd's corporate name, subject to the Merger, to "Liberty Livewire Corporation".

  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

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Address change and/or comments here                       Please sign exactly as name appears on this Proxy
                                                          Card. When shares are held by joint tenants, both
                                                          should sign. When signing as attorney, executor,
                                                          administrator, trustee or guardian, please give
                                                          full title as such. If a corporation, please sign
                                                          in full corporate name by President or other
                                                          authorized officer. If a partnership, please sign
                                                          in partnership name by authorized person.
                                                          Dated: ------------------, 2000
                                                          -------------------------------------------------
                                                          Signature
                                                          -------------------------------------------------
                                                          Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY              Votes MUST be indicated by an (X) in black or
CARD PROMPTLY USING THE ENCLOSED ENVELOPE                 blue ink.
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